                               13,500,000 Shares

                       CENTRAL AND SOUTH WEST CORPORATION

                                  COMMON STOCK
                               ($3.50 Par Value)

                             UNDERWRITING AGREEMENT


                              February 21, 1996


Central and South West Corporation
1616 Woodall Rodgers Freeway
Dallas, Texas  75202

Dear Sirs:

                 We (the "Managers") understand that Central and South West Corporation, a Delaware corporation (the "Company"), proposes to issue and sell 13,500,000 shares of its Common Stock, par value $3.50 per share (the "Firm Shares").

                 It is understood that, subject to the conditions hereinafter stated, 11,850,000 Firm Shares (the "U.S. Firm Shares") will be sold to the several U.S. Underwriters named in Schedule I hereto (the "U.S. Underwriters") in connection with the offering and sale of such U.S. Firm Shares in the United States and Canada to United States and Canadian Persons (as such terms are defined in the Agreement Between U.S. and International Underwriters of even date herewith), and 1,650,000 Firm Shares (the "International Firm Shares") will be sold to the several International Underwriters named in Schedule II hereto (the "International Underwriters") in connection with the offering and sale of such International Firm Shares outside the United States and Canada to persons other than United States and Canadian Persons. Morgan Stanley & Co. Incorporated, CS First Boston Corporation, Dean Witter Reynolds Inc., Goldman, Sachs & Co. and Smith Barney Inc. shall act as representatives (the "U.S. Representatives") of the U.S. Underwriters. Morgan Stanley & Co. International Limited, CS First Boston Limited, Dean Witter

International Ltd., Goldman Sachs International and Smith Barney Inc. shall act as representatives (the "International Representatives") of the several International Underwriters. The U.S. Underwriters and the International Underwriters are hereinafter collectively referred to as "Underwriters".

                 The Company also proposes to issue and sell not more than an additional 2,025,000 shares of its Common Stock, par value $3.50 per share (the "Additional Shares"), solely for the purpose of covering over-allotments, if and to the extent that the U.S. Representatives shall have determined to exercise, on behalf of the U.S. Underwriters, the right to purchase such shares of Common Stock granted to the U.S. Underwriters as provided in Section 2 of the attached Underwriting Agreement. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the "Offered Securities".

                 Subject to the terms and conditions set forth or incorporated by reference herein, the Company hereby agrees to sell and the Underwriters agree to purchase, severally and not jointly, the respective number of Firm Shares set forth opposite their names in Schedules I and II hereto at the purchase price of $25.625 a share (the "Purchase Price"). If any Additional Shares are to be purchased, the Company agrees to sell, and each U.S. Underwriter agrees to purchase at the Purchase Price, severally and not jointly, the number of Additional Shares (subject to such adjustments to eliminate fractional shares as the U.S. Representatives may determine) that bears the same proportion to the total number of Additional Shares to be purchased as the number of U.S. Firm Shares set forth in Schedule I hereto opposite the name of such U.S. Underwriter bears to the total number of U.S. Firm Shares.

                 The Underwriters will pay for the Firm Shares at the offices of Milbank, Tweed, Hadley & McCloy, 1 Chase Manhattan Plaza, New York, New York 10005 at 9:00 a.m., New York Time, on February 27, 1996 or at such other place and time, not later than March 5, 1996, as shall be mutually agreed. The
Firm Shares shall be concurrently delivered to the offices of The Depository Trust Company, 55 Water Street, New York, New York 10041, with a copy to be delivered to the Underwriters at the offices of Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, New York 10036.

                 Payment for any Additional Shares shall be made in accordance with Section 2 of the Underwriting Agreement.

         The Offered Securities shall have the following terms:

         Initial Per Share
         Offering Price:                   $ 26.375 per share
         --------------                     -------


         Underwriting Commission:          $   .75  per share
         -------------------------          -------

         Address for Notices
         to Managers under
         Underwriting Agreement:           Morgan Stanley & Co.
         ----------------------              Incorporated
                                           1585 Broadway
                                           New York, New York 10036
                                           Attn:  Equity Syndicate
                                                 ------------------

         Payment Method:                   Wire transfer of immediately
         --------------                    available Federal funds


The Company has been advised by us that the Offered Securities are to be offered to certain dealers selected by the Managers at a price that represents a concession not in excess of $ .45 a share under the Initial Per Share Offering Price, and any Underwriter may allow, and such dealers may reallow, a concession not in excess of $ .10 a share, to an Underwriter or certain other dealers.

                 All the provisions contained in the document entitled Central and South West Corporation Underwriting Agreement Standard Provisions (Common Stock-Shelf), dated February 21, 1996, attached hereto, are herein incorporated by reference in their entirety and shall be deemed to be a part of this Underwriting Agreement to the same extent as if such provisions had been set forth in full herein. References herein and therein to numbered sections of the Underwriting Agreement shall mean the numbered sections of the Standard Provisions.

                 Please confirm your agreement by having an authorized officer sign a copy of this Underwriting Agreement in the space set forth below and returning the signed copy to us. This

Underwriting Agreement may be signed in any number of counterparts with the same effect as if the signature thereto and hereto were upon the same instrument. It is understood that our acceptance of this agreement on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement Among Underwriters and an Agreement Among International Underwriters, the forms of which shall be submitted to the Company for examination upon request.

                               Very truly yours,

                                           MORGAN STANLEY & CO. INCORPORATED
                                           CS FIRST BOSTON CORPORATION
                                           DEAN WITTER REYNOLDS INC.
                                           GOLDMAN, SACHS & CO.
                                           SMITH BARNEY INC.

                                           (Acting severally on behalf of
                                           themselves and the several U.S.
                                           Underwriters named in Schedule I
                                           hereto)

                                           By Morgan Stanley & Co. Incorporated

                                           By /s/ CHARLES J. DITKOFF
                                              ---------------------------------
                                           Title   Vice President
                                                 ------------------------------

                                           MORGAN STANLEY & CO.
                                             INTERNATIONAL LIMITED
                                           CS FIRST BOSTON LIMITED
                                           DEAN WITTER INTERNATIONAL LTD.
                                           GOLDMAN SACHS INTERNATIONAL
                                           SMITH BARNEY INC.

                                           (Acting severally on behalf of
                                           themselves and the several
                                           International Underwriters named in
                                           Schedule II hereto)

                                           By MORGAN STANLEY & CO.
                                                INTERNATIONAL LIMITED

                                           By /s/ CHARLES J. DITKOFF
                                              ---------------------------------
                                           Title  Vice President
                                                 ------------------------------

Accepted:

CENTRAL AND SOUTH WEST CORPORATION


By /s/ STEPHEN J. McDONNELL
   ---------------------------------
Title  Treasurer
      ------------------------------

                                   Schedule I

                               U.S. Underwriters

                                               Number of
                                            U.S. Firm Shares
Name                                        To Be Purchased
----                                        ---------------
Morgan Stanley & Co. Incorporated              1,639,000
CS First Boston Corporation                    1,639,000
Dean Witter Reynolds Inc.                      1,639,000
Goldman Sachs & Co.                            1,639,000
Smith Barney Inc.                              1,639,000
Advest, Inc.                                      85,000
Robert W. Baird & Co. Incorporated                85,000
M.R. Beal & Company                               85,000
Bear, Stearns & Co. Inc.                         170,000
Dillon, Read & Co. Inc.                          170,000
Donaldson, Lufkin & Jenrette
  Securities Corporation                         170,000
Duff & Phelps Securities Co.                      85,000
A.G. Edwards & Sons, Inc.                        170,000
EVEREN Securities, Inc.                           85,000
Fahnestock & Co. Inc.                             85,000
Furman Selz LLC                                   85,000
Guzman & Company                                  85,000
J.J.B. Hilliard, W.L. Lyons, Inc.                 85,000
Janney Montgomery Scott Inc.                      85,000
Edward D. Jones & Co., L.P.                       85,000
Legg Mason Wood Walker, Incorporated              85,000
Lehman Brothers Inc.                             170,000
McDonald & Company Securities, Inc.               85,000
Merrill Lynch, Pierce, Fenner &
  Smith Incorporated                             170,000
J.P. Morgan Securities Inc.                      170,000
Oppenheimer & Co., Inc.                          170,000
PaineWebber Incorporated                         170,000
Principal Financial Securities, Inc.              85,000
Prudential Securities Incorporated               170,000
Rauscher Pierce Refsnes, Inc.                     85,000
Raymond, James & Associates, Inc.                 85,000
The Robinson-Humphrey Company, Inc.               85,000
Salomon Brothers Inc                             170,000
Scott & Stringfellow, Inc.                        85,000
Tucker Anthony Incorporated                       85,000
Van Kasper & Company                              85,000
Wheat, First Securities, Inc.                     85,000



                                              ----------
Total U.S. Firm Shares                        11,850,000
                                              ==========

                                  Schedule II

                           International Underwriters

                                               Number of
                                             International
                                              Firm Shares
Name                                        To Be Purchased
----                                        ---------------
Morgan Stanley & Co. Incorporated
  Limited                                       280,000

CS First Boston Limited                         280,000

Dean Witter International Ltd.                  280,000

Goldman Sachs International                     280,000

Smith Barney Inc.                               280,000

Swiss Bank Corporation                          125,000

UBS Limited                                     125,000


                                              ---------
Total International Firm  Shares              1,650,000
                                              =========

                       CENTRAL AND SOUTH WEST CORPORATION

                             UNDERWRITING AGREEMENT
                    STANDARD PROVISIONS (COMMON STOCK-SHELF)

                           Dated February 21, 1996


                 From time to time Central and South West Corporation, a Delaware corporation (the "Company"), may enter into one or more underwriting agreements that provide for the sale of designated securities to the several underwriters named therein. The standard provisions set forth herein may be incorporated by reference in any such underwriting agreement and any such underwriting agreement, including the provisions incorporated therein by reference, is herein referred to as the "Underwriting Agreement".


                 The Company proposes to issue and sell to the underwriters named in Schedule I to the Underwriting Agreement (the "U.S. Underwriters") the number of shares (the "U.S. Firm Shares") of Common Stock, par value $3.50 per share, of the Company as specified in Schedule I. The Company proposes to issue and sell to the underwriters named in Schedule II to the Underwriting Agreement (the "International Underwriters") the number of shares (the "International Firm Shares") of Common Stock par value $3.50 per share, of the Company as specified in Schedule II. The U.S. Firm Shares and the International Firm Shares together being the "Firm Shares". In addition, solely for the purpose of covering over-allotments, the Company proposes to grant to the U.S. Underwriters the option to purchase from the Company up to an additional number of shares of Common Stock, $3.50 par value per share, as specified in the Underwriting Agreement (the "Additional Shares"). The Firm Shares and the Additional Shares are hereinafter collectively referred to as the "Offered Securities". The Offered Securities will have the terms and rights set forth in the Underwriting Agreement and Prospectus (as hereinafter defined). The Underwriting Agreement shall be in the form of an executed writing (which may be in counterparts) and may be evidenced by an exchange by facsimile or any other rapid transmission device designed to produce a written record of communications transmitted.

                 1.       Representations and Warranties of the Company.

                 (a) The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (File No. 333-00343) and a Registration Statement on Form S-3 (Registration No. 333-01115), including a prospectus, relating to the Offered Securities, and the offering thereof from time to time in accordance with Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), and such registration statements have become effective. The Company has prepared or will promptly prepare for filing with, or transmission for filing to, the Commission, pursuant to Rule 424 under the Securities Act, a Prospectus Supplement (the "U.S. Supplement") for the purpose of supplying information in respect of the public offering of the Offered Securities, the names of the underwriter or group of underwriters and other matters. In addition to the U.S. Supplement, the Company has prepared or will promptly prepare for filing with, or transmission for filing to, the Commission, pursuant to Rule 424 under the Securities Act, an international Prospectus Supplement (the "International Supplement") to be used in connection with the offering and sale of Offered Securities outside the United States and Canada to persons other than United States and Canada Persons. The U.S. Supplement and the International Supplement are identical except for the outside front cover page. Said registration statements, as amended at the time each became effective, and the prospectus, as supplemented by the U.S. Supplement or the International Supplement, as the case may be, relating to the Offered Securities in final form as filed with the Commission pursuant to Rule 424 under the Securities Act, are hereinafter called the "Registration Statements" and the "Prospectus", respectively. The term "Basic Prospectus" means the prospectus included in the Registration Statements. The term "preliminary prospectus" means a preliminary prospectus supplement, if any, relating to the Offered Securities together with the Basic Prospectus. Whenever the word "Registration Statements", "registration statements", "Prospectus", "preliminary prospectus" or "prospectus" is used herein it shall be deemed to include all documents incorporated therein by reference pursuant to the requirements of Form S-3 under the Securities Act (the "Incorporated Documents").

                 (b) No stop order suspending the effectiveness of either of the Registration Statements is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the Company, threatened by the Commission.

                 (c) The Commission has entered an order under the Public Utility Holding Company Act of 1935, as amended (the "1935 Act"), permitting to become effective the Form U-1 Application-Declaration filed by the Company authorizing the issue and sale of the Offered Securities. A copy of such order heretofore entered by the Commission has been or will be delivered to the Underwriters.

                 (d) Except as otherwise contemplated herein, no approval, authorization, consent, certificate or order of or qualification with any U.S. governmental body or agency is necessary for the performance of the obligations of the Company under the Underwriting Agreement with respect to the issuance or the sale of the Offered Securities by the Company, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Offered Securities.

                 (e) The Basic Prospectus filed as a part of the registration statements relating to the Offered Securities as originally filed, or as a part of any amendment thereto, any preliminary prospectus at the time of its issuance, and the Registration Statements and the Prospectus and any amendment or supplement to the Registration Statements or the Prospectus as of their effective or issue dates, and as of the Closing Date (as hereinafter defined), complied or will comply, in each case in all material respects, with the provisions of the Securities Act, and the rules and regulations of the Commission under said Act, and neither of the Registration Statements nor any amendment thereto contains or will contain an untrue statement of a material fact or omits or will omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading and the Basic Prospectus, any preliminary prospectus, the Prospectus or any amendment or supplement thereto does not include and will not include an untrue statement of a material fact and does not omit and will not omit to state a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading; provided that the foregoing representations and warranties in this subsection (e) shall not apply to statements in or omissions from the Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by any of the Underwriters for use in connection with the preparation of the Registration Statements or the Prospectus.

                 (f) Since the respective dates as of which information is given in each of the Registration Statements and in the Prospectus, there has been no (A) material adverse change in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, or (B) adverse development concerning the business or assets of the Company and its subsidiaries, taken as a whole, which would result in a material adverse change in the prospective financial condition or results of operations of the Company and its subsidiaries, taken as a whole, except such changes as are set forth or contemplated in such Registration Statements or the Prospectus (including the financial statements and notes thereto included or incorporated by reference in the Registration Statements).

                 (g) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                 (h) Each of Central Power and Light Company ("CPL"), Public Service Company of Oklahoma ("PSO"), Southwestern Electric Power Company ("SWEPCO"), West Texas Utilities Company ("WTU"), Transok, Inc. ("Transok") (collectively, the "Operating Companies"), CSW Energy, Inc., CSW Credit, Inc., CSW International, Inc., CSW Communications, Inc. and Central and South West Services, Inc. has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                 (i) At or prior to the acceptance by the Company of a proposal for the purchase of the Offered Securities, the Company will have taken all corporate action necessary to be taken by it to authorize the acceptance of such proposal and, at or before the Closing Date, will have taken all corporate action necessary to be taken by it to authorize the performance by it of all obligations on its part to be performed under the Underwriting Agreement; and the execution and delivery by the Company of, and the consummation of the transactions contemplated in, and the fulfillment of the terms of, the Underwriting Agreement will not result in a breach of any of the terms and provisions of, or constitute a default under, any indenture or other material agreement or instrument to which the Company or any of the Operating Companies is a party at the Closing Date, or the Second Restated Certificate of Incorporation, as amended (the "Charter") or by-laws of the Company, or result in a violation of applicable law (provided that no representation is expressed with respect to Section 5 of this Agreement insofar as public policy considerations may affect the performance thereof) or any judgment, decree, order or, to the knowledge of the Company, any rule or regulation applicable to the Company of any court or of any state or Federal regulatory body or administrative agency having jurisdiction over the Company or any of the Operating Companies or over their respective properties.

                 (j) The authorized capital stock of the Company conforms in all material respects as to legal matters to the description thereof contained in the Prospectus.

                 (k) The shares of Common Stock outstanding prior to the issuance of the Offered Securities have been duly authorized and are validly issued, fully paid and non-assessable.

                 (l) The Offered Securities have been duly authorized and, when issued and delivered in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Offered Securities will not be subject to any preemptive or similar rights.

                 (m) The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

                 (n) There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the Company or any of the Operating Companies is a party or to which any of the properties of the Company or any of the Operating Companies is subject that are required to be described in the Registration Statements or the Prospectus and are not so described; and there are no contracts or other documents that are required to be described in the Registration Statements or the Prospectus or to be filed as exhibits to the Registration Statements that are not described or filed as required.

                 (o) There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Offered Securities registered pursuant to the Registration Statements.

                 (p) The Company and the Operating Companies (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                 (q) Arthur Andersen LLP are independent accountants with respect to the Company as required by the Securities Act and the applicable rules and regulations thereunder.

                 (r) KPMG, Chartered Accountants, Registered Auditors, are independent accountants with respect to the Company and to SEEBOARD plc as required by the Securities Act and the applicable rules and regulations thereunder.

         2.      Purchase, Sale and Delivery of Offered Securities.

                 The Company is advised by the Managers that the Underwriters propose to make a public offering of their respective portions of the Offered Securities as soon after the Underwriting Agreement is entered into as in the Managers' judgment is advisable. The terms of the public offering of the Offered Securities are or will be set forth in the Prospectus.

                 Each U.S. Underwriter hereby makes to and with the Company the representations and agreements of such U.S. Underwriter contained in the fifth and sixth paragraphs of Article III of the Agreement Between U.S. and International Underwriters of even date herewith. Each International Underwriter hereby makes to and with the Company the representations and agreements of such International Underwriter contained in the seventh, eighth, ninth and tenth paragraphs of Article III of such Agreement.

                 The Company hereby grants to the several U.S. Underwriters the option to purchase, and upon the basis of the warranties and representations and the other terms and conditions herein set forth, the U.S. Underwriters shall have the right to purchase, severally and not jointly, from the Company, ratably in accordance with Firm Shares to be purchased by each of them, all or a portion of any Additional Shares, as provided in the Underwriting Agreement, as may be necessary to cover over-allotments made in connection with the offering of the U.S. Firm Shares, at the same purchase price per share to be paid by the U.S. Underwriters to the Company for the U.S. Firm Shares. This option may be exercised at any time (but not more than once) on or before the thirtieth day following the date of the Underwriting Agreement, by written notice to the Company. Such notice shall set forth the aggregate number of Additional Shares as to which the option is being exercised, and the date and time when the Additional Shares are to be delivered (such date and time being herein referred to as the "Additional Closing Date"); provided, however, that the Additional Closing Date shall not be earlier than the Closing Date (as defined below) nor earlier than the second business day after the date on which the option shall have been exercised nor later than the tenth business day after the date on which the option shall have been exercised. The number of Additional Shares to be sold to each U.S. Underwriter shall be the number which bears the same proportion to the aggregate number of Additional Shares being purchased as the number of Firm Shares set forth opposite the name of such U.S. Underwriter on
Schedule I to the Underwriting Agreement bears to the total number of U.S. Firm Shares (subject, in each case, to such adjustment as the U.S. Representatives may determine to eliminate fractional shares).

                 The Company hereby agrees that, without the prior written consent of Morgan Stanley & Co. Incorporated, it will not, during the period ending 90 days after the date of the Prospectus, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (ii) enter into any swap or other agreement that transfers, in whole or in part, the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Offered Securities to be sold hereunder, (B) the issuance by the Company of any shares of Common Stock upon the exercise of an option or warrant, (C) the issuance by the Company of any shares of Common Stock under the Company's PowerShare (tm) Dividend Reinvestment and Stock Purchase Plan, (D) the issuance by the Company of any Common Stock or options to purchase Common Stock under the Company's ThriftPlus Plan, the Central and South West Corporation 1992 Long-Term Incentive Plan

---------------------
(1) As used herein "business day" shall mean a day on which the New York Stock Exchange is open for trading.

or the Company's Annual Incentive Plan, or (E) the issuance by the Company of any shares of restricted stock to any director, executive officer or other employee of the Company or any of its subsidiaries.

                 Payment for the Firm Shares shall be made as set forth in the Underwriting Agreement in immediately available Federal funds (unless the Underwriting Agreement shall otherwise specify) at the time and place set forth in the Underwriting Agreement upon delivery to the Managers for the respective accounts of the several Underwriters of the Firm Shares registered in such names and in such denominations as the Managers shall request in writing not less than two full business days prior to the date of delivery. If the Managers shall request that any certificates be issued in a name or names other than that of any Underwriter agreeing to purchase the Firm Shares, such Underwriter shall pay any transfer tax resulting from such issuance. The Company agrees to have the Firm Shares available for inspection, checking and packaging by the Managers at the location indicated in the Underwriting Agreement not later than 1:00 P.M. on the business day next prior to the Closing Date. The time and date of such payment and delivery with respect to the Firm Shares are herein referred to as the "Closing Date".

                 Payment of the purchase price and delivery of the certificates for the Additional Shares shall be made on the Additional Closing Date or on such later date (not later than five business days following the Additional Closing Date), as shall be agreed upon by the U.S. Representatives and the Company, in the same manner and at the same office as the payment for the Firm Shares. On the second business day preceding the Additional Closing Date the U.S. Representatives shall specify the names and denominations in which certificates for the Additional Shares shall be delivered to the U.S. Representatives in definitive form. For the purpose of expediting the checking of the certificates for the Additional Shares by the U.S. Representatives, the Company agrees to make such certificates available to the U.S. Representatives for such purpose at least one full business day preceding the Additional Closing Date.

         3.      Covenants of the Company.

                 The Company covenants and agrees with each of the Underwriters that:

                 (a) As soon as practicable after the acceptance of a proposal to purchase the Offered Securities, the Company will file the U.S. Supplement and the International Supplement with the Commission pursuant to Rule 424(b) of the Securities Act. The Company will not file at any time prior to the Closing Date any other amendment to either of the Registration Statements or any supplement to the Prospectus, or any other amended prospectus or any document that upon the filing thereof would become an Incorporated Document of which Sidley & Austin ("Underwriters' Counsel") shall not previously have been advised and furnished with a copy or to which the Managers shall reasonably object in writing.

                 (b) The Company will advise the Managers immediately, and confirm such advice promptly in writing, of the effectiveness of any amendment to the Registration Statements.

                 (c) The Company will notify promptly each of the Underwriters in the event of the issuance by the Commission of any stop order suspending the effectiveness of either of the Registration Statements or in the event of the institution or notice of intended institution by the Commission of any action or proceeding for that purpose. In the event the Commission shall enter a stop order suspending the effectiveness of either or both of the Registration Statements, whether before or after the Offered Securities have been delivered to the Managers or the Underwriters and paid for as provided in the Underwriting Agreement, the Company will make every reasonable effort to obtain, as promptly as possible, the entry by the Commission of an order setting aside any such stop order or otherwise reinstating the effectiveness of either or both of the Registration Statements.

                 (d) The Company will deliver to Morgan Stanley & Co. Incorporated, on or before the Closing Date, one signed copy of each of the Registration Statements as originally filed and of each amendment thereto (in each case including all exhibits thereto, other than exhibits incorporated by reference), and will also deliver to the Managers, for distribution to the Underwriters, a sufficient number of conformed copies of each of the foregoing (but without exhibits) so that one copy of each may be distributed to each of the Underwriters. The Company will also send to the Managers or to the Underwriters, without expense to them, as soon as practicable after the date hereof, and thereafter from time to time during a period of nine months after such date, as many copies of any preliminary prospectus and the Prospectus as the Managers may reasonably request for the purposes contemplated by the Securities Act.

                 (e) The Company will endeavor, when and as requested by the U.S. Representatives, to furnish information and otherwise cooperate in qualifying or registering the Offered Securities for offer and sale under the securities or "blue sky" laws of such jurisdictions as the U.S. Representatives may designate, but the Company shall not thereby be obligated to qualify as a foreign corporation in, or to execute or file any general consent to service of process under the laws of, any jurisdiction. The Company will pay the Underwriters' Counsel all reasonable fees (including counsel fees) and expenses, including the reasonable cost of reproducing or printing any Blue Sky Survey, incurred by them in connection with such qualification or registration, of the Offered Securities for offer or sale, not exceeding, however, $6,000 in the aggregate.

                 (f) Whether or not the transactions contemplated in the Underwriting Agreement are consummated or the Underwriting Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under the Underwriting Agreement, including: (i) the fees, disbursements and expenses of the Company's counsel and the Company's accountants in connection with the registration and delivery of the Offered Securities under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statements, any preliminary prospectus, the Prospectus and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, but excluding the fees and disbursements of Underwriters Counsel, except as set forth in subsections (e) and (g) of
Section 3 hereof, (ii) all costs and expenses related to the transfer and delivery of the Offered Securities to the Underwriters, including any transfer or other taxes payable thereon, (iii) all costs and expenses incident to listing the Shares on the New York Stock Exchange and The Chicago Stock Exchange, (iv) the cost of printing certificates representing the Offered Securities, (v) the costs and charges of any transfer agent, registrar or depositary and (vi) the costs and expenses of the Company relating to investor presentations on any "road show" undertaken in connection with the marketing of the Offered Securities, including, without limitation, travel and lodging expense of officers of the Company. It is understood, however, that except as provided in this Section and Section 5, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Offered Securities by them, and any advertising expenses connected with any offers they may make.

                 (g) If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of the Underwriting Agreement, or if for any reason the Company shall be unable to perform its obligations under the Underwriting Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated the Underwriting Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of Underwriters' counsel) reasonably incurred by such Underwriters in connection with the Underwriting Agreement or the offering contemplated hereunder. The Company shall not in any event be liable to any of the Underwriters for damages on account of loss of anticipated profits.

                 (h) If, during the period (which in any event shall not exceed nine months) after the first date of the public offering of the Offered Securities that in the opinion of counsel for the Company the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event relating to or affecting the Company or its subsidiaries or of which the Company shall be advised in writing by the Managers, shall occur as a result of which it is necessary, in the opinion of counsel for the Company, to supplement or amend the Prospectus in order to make the Prospectus not misleading in the light of the circumstances existing at the time it is delivered to a purchaser of Offered Securities from any of the Underwriters, the Company will forthwith at its expense prepare and furnish to the Managers or to the Underwriters a reasonable number of copies of a supplement or supplements or an amendment or amendments to the Prospectus (in form satisfactory to Underwriters' Counsel) which will supplement or amend the Prospectus so that, as so supplemented or amended, it will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing at the time the Prospectus is delivered to such a purchaser, not misleading.

                 (i) The Company will make generally available to its security holders, as soon as practicable, an earnings statement (which need not be audited) covering a period of at least twelve months beginning not earlier than the date of the Prospectus, which earnings statement shall satisfy the requirements of Section 11(a) of the Securities Act.

         4.      Conditions of Underwriters' Obligations.

                 The obligations of the Underwriters to purchase and pay for the Offered Securities shall be subject to the performance by the Company of its obligations to be performed under the Underwriting Agreement at or prior to the Closing Date, to the continued accuracy in all material respects of the representations and warranties of the Company contained in the Underwriting Agreement, and to the following conditions:

                 (a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing and in accordance with subsection (a) of Section 1 of the Underwriting Agreement; no stop order suspending the effectiveness of either or both of the Registration Statements shall have been issued under the Securities Act, or proceedings therefor instituted or, to the knowledge of the Company, threatened by the Commission, on or prior to the Closing Date.

                 (b) Since the respective dates as of which information is given in each of the Registration Statements and in the Prospectus, there shall have been no (A) material adverse change in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, or (B) adverse development concerning the business or assets of the Company and its subsidiaries, taken as a whole, which would result in a material adverse change in the prospective financial condition or results of operations of the Company and its subsidiaries, taken as a whole, except such changes as are set forth or contemplated in such Registration Statements or the Prospectus (including the financial statements and notes thereto included or incorporated by reference in the Registration Statements).

                 (c) At or prior to the Closing Date the Underwriters shall have received from Underwriters' Counsel an opinion (subject to the reservation that they have relied upon the opinions of the several counsel for the Operating Companies mentioned in subsection (e) and (f) of this Section 4, as to the corporate organization and existence of the Operating Companies and as to all other matters governed by the laws of the respective states or jurisdictions in which such counsel for the operating companies practice), substantially to the effect set forth in Exhibit A.

                 (d) At or prior to the Closing Date, the Underwriters shall have received from Milbank, Tweed, Hadley & McCloy, counsel for the Company, an opinion (subject to the same reservation as that expressed in subsection (c) of this Section 4), substantially to the effect set forth in Exhibit B.

                 (e) At or prior to the Closing Date, the Underwriters shall have received from each of Vinson & Elkins L.L.P., of Dallas, Texas, Doerner, Saunders, Daniel & Anderson, of Tulsa, Oklahoma, Wilkinson, Carmody, Gilliam & Hussey, of Shreveport, Louisiana, Wagstaff, Alvis, Stubbeman, Seamster & Longacre, L.L.P., of Abilene, Texas and Richard Zieren, Esq., of Tulsa, Oklahoma, counsel, respectively for CPL, PSO, SWEPCO, WTU and Transok, an opinion, substantially to the effect set forth in Exhibit C.

                 (f) At or prior to the Closing Date, the Underwriters shall have received from each of Friday, Eldredge & Clark, of Little Rock, Arkansas, Rainey, Ross, Rice & Binns, of Oklahoma City, Oklahoma, and Coghlan, Crowson, Fitzpatrick & Westbrook, of Longview, Texas, counsel for SWEPCO in the States of Arkansas,

Oklahoma and Texas, respectively, an opinion, substantially to the effect set forth in Exhibit D.

                 (g) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to you, from Arthur Andersen LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements (including, if applicable, pro forma financial statements) and certain financial information (including, if applicable, pro forma financial information) contained in the Registration Statements and the Prospectus.

                 The form of letter shall reflect the inclusion of any subsequently dated financial information, the incorporation by reference of any subsequently filed Annual Report on Form 10-K or Quarterly Report on Form 10-Q and/or the inclusion in the Prospectus of any statistical or financial information customarily covered in such letters.

                 (h) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to you, from KPMG, Chartered Accountants, Registered Auditors, independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statements and the Prospectus.

                 Subsequent to the respective dates as of which information is given in each of the Registration Statements and the Prospectus, there shall not have been any change or decrease specified in the letters required by subsections (g) and (h) of this Section 4 which is, in the judgment of the Managers, so material and adverse as to make it impractical or inadvisable to proceed with the offering or the delivery of the Offered Securities as contemplated by the Registration Statements and the Prospectus.

                 (i) At the Closing Date the Underwriters shall have received a certificate, dated as of the Closing Date, signed by the President or a Vice President (including any Executive Vice President or Senior Vice President) and the Treasurer or the Secretary of the Company, to the effect that (i) to the best of the knowledge of the signers, no stop order suspending the effectiveness of either or both of the Registration Statements has been issued under the Securities Act and no proceedings therefor have been instituted or threatened by the Commission, (ii) the order of the Commission referred to in subsection (c) of Section 1 of the Underwriting Agreement is, to the best of the knowledge of the signers, in full force and effect, (iii) the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date in all material respects, (iv) the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date and (v) to the effect set forth in (b) above.

                 (j) The "lock-up" agreements, each substantially in the form of Exhibit E hereto, between the Representatives and certain officers and directors of the Company relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

                 In case any of the conditions specified in this Section 4 shall not have been fulfilled, the Underwriting Agreement may be terminated by the Managers upon delivering written notice thereof to the Company. Any such termination shall be without liability of any party to any other party except as otherwise provided in subsection (f) of Section 3 of the Underwriting Agreement.

                 The several obligations of the U.S. Underwriters to purchase Additional Shares under the Underwriting Agreement are subject to the delivery by the Company on the Additional Closing Date of such documents as the U.S. Representatives may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares, opinions of counsel, accountants letters, officers certificates and such other items as the U.S. Representatives shall reasonably specify.

         5.      Indemnification and Contribution.

                 (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), from and against any and all losses, claims, damages or liabilities, joint or several, to which such Underwriter or such controlling person may become subject under the Securities Act, the Exchange Act or the common law or otherwise, and to reimburse each such Underwriter or such controlling person for any reasonable legal or other expenses (including, to the extent hereinafter provided, reasonable counsel fees) incurred by it or them in connection with defending against any such losses, claims, damages or liabilities, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in either of the Registration Statements or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the indemnity agreement contained in this subsection (a) shall not apply to any such losses, claims, damages or liabilities arising out of or based upon
(i) any such untrue statement or alleged untrue statement, or any such omission or alleged omission, if such statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by any of the Underwriters for use in either of the Registration Statements or the Prospectus or any amendment or supplement to either thereof or (ii) the failure of any Underwriter to deliver (either directly or through the Managers) a copy of the Prospectus (excluding the Incorporated Documents), or of the Prospectus as amended or supplemented after it shall have been amended or supplemented by the Company (excluding the Incorporated Documents), to any person to whom a copy of any preliminary prospectus shall have been delivered by or on behalf of such Underwriter and to whom any Offered Securities shall have been sold by such Underwriter, as such delivery may be required by the Securities Act and the rules and regulations of the Commission thereunder.

                 (b) Each of the Underwriters, severally and not jointly, agrees to indemnify and hold harmless the Company, each of its officers who signs the Registration Statements, each of its directors, each person who controls the Company within the meaning of Section 15 of the Securities Act or
Section 20 of the Exchange Act, each other Underwriter and each person, if any, who so controls such other Underwriter, from and against any and all losses, claims, damages or liabilities, joint or several, to which any one or more of them may become subject under the Securities Act, the Exchange Act or the common law or otherwise, and to reimburse each of them for any reasonable legal or other expenses (including, to the extent hereinafter provided, reasonable counsel fees) incurred by them in connection with defending against any such losses, claims, damages or liabilities of the character above specified arising out of or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in either of the Registration Statements or the Prospectus or any amendment to either of the Registration Statements or amendment or supplement to the Prospectus or upon any omission or alleged omission to state in any thereof a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by such Underwriter for use in either of the Registration Statements or the Prospectus or any amendment or supplement to either thereof or (ii) the failure of such Underwriter to deliver (either directly or through the Managers) a copy of the Prospectus (excluding the Incorporated Documents), or of the Prospectus as amended or supplemented after it shall have been amended or supplemented by the Company (excluding the Incorporated Documents), to any person to whom a copy of any preliminary prospectus shall have been delivered by or on behalf of such Underwriter and to whom any Offered Securities shall have sold by such Underwriter, as such delivery may be required by the Securities Act and the rules and regulations of the Commission thereunder.

                 (c) Promptly after receipt by a party indemnified under this Section 5 (an "indemnified party") of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against a party granting an indemnity under this Section 5 (the "indemnifying party"), notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 5. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof (thereby conceding that the action in question is subject to indemnification by the indemnifying party), with counsel reasonably satisfactory to such indemnified party, and shall pay the fees and disbursements of such counsel related to such action; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and representation of both parties would be inappropriate due to actual or potential differing interests between them, the indemnified party or parties shall have the right to select separate counsel. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 5 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel), approved by the Managers in the case of subsection (a), representing the indemnified parties under subsection (a) who are parties to such action and that all such fees and expenses shall be reimbursed as they are incurred) or (ii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that such liability shall be only in respect of the counsel referred to in clause (i) or (ii). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

                 (d) If the indemnification provided for in this Section 5 shall be unenforceable under applicable law by an indemnified party, the Company agrees to contribute to such indemnified party with respect to any and all losses, claims, damages and liabilities for which such indemnification provided for in this Section 5 shall be unenforceable, in such proportion as shall be appropriate to reflect the relative fault of the Company on the one hand and the indemnified party on the other hand in connection with the statements or omissions which have resulted in such losses, claims, damages and liabilities, as well as any other relevant equitable considerations; provided, however, that no indemnified party guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from the Company if the Company is not guilty of such fraudulent misrepresentation. Relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the indemnified party and each such party's relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and each of the Underwriters agree that it would not be just and equitable if contribution pursuant to this subparagraph were to be determined solely by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above.

                 (e) The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.

                 (f) The indemnity and contribution agreements contained in this Section 5 and the representations and warranties of the Company in the Underwriting Agreement shall remain operative and in full force regardless of
(i) any termination of the Underwriting Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of the Company, its directors or officers or any person controlling the Company and (iii) acceptance of and payment for any of the Offered Securities.

         6.      Termination.

                 (a) If the Offered Securities are being purchased for the purpose of resale, the Underwriting Agreement may be terminated, at any time prior to the Closing Date, by the Managers, if (a) there shall have occurred any general suspension or material limitation on trading in securities on the New York Stock Exchange or by the Commission or by any federal or state agency or by the decision of any court any limitation on prices for such trading or any restrictions on the distribution of securities, (b) trading in any securities of the Company shall have been suspended by the Commission or a national securities exchange, (c) a general banking moratorium on commercial banking activities in New York shall have been declared either by federal or New York State authorities or (d) there shall have occurred any outbreak or material escalation of hostilities or other calamity or crisis, the effect of which on the financial markets of the United States is such as to make it, in the judgment of the Managers, impracticable to market the Offered Securities.

                 (b) Any termination of the underwriting Agreement pursuant to this Section 6 shall be without liability of any party to any other party except as otherwise provided in subsection (f) of Section 3.

         7.      Default by an Underwriter.

                 If any one or more Underwriters shall fail to purchase and pay for any of the Offered Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under the Underwriting Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Firm Shares set forth opposite their names in Schedule I or
Schedule II to the Underwriting Agreement bears to the aggregate amount of Firm Shares set forth opposite the names of all the remaining Underwriters) the Firm Shares which the defaulting Underwriter or Underwriters agreed but failed to purchase, provided that in no event shall the number of Offered Securities that any Underwriter has agreed to purchase be increased pursuant to this Section 7 by an amount in excess of 11% of such number of Offered Securities without the written consent of such Underwriter. Notwithstanding the foregoing, in the event that the aggregate amount of Firm Shares which the defaulting Underwriter or Underwriters agreed but failed to purchase (less such aggregate amount of Firm Shares as are purchased by substituted underwriters selected by the Managers with the approval of the Company or selected by the Company with the approval of the Managers) shall exceed 10% of the aggregate amount of Firm Shares set forth in such Schedule I, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Firm Shares, and if such nondefaulting Underwriters do not purchase all the Firm Shares, the Underwriting Agreement will terminate without liability to any nondefaulting Underwriter or the Company (except as otherwise provided in subsection (f) of Section 3). In the event of a default by an Underwriter as set forth in this Section 7, the Closing Date shall be postponed for such period, not exceeding seven calendar days, as the Company and the Managers shall determine in order that the required changes in the Registration Statements and the Prospectus or in any other documents or arrangements may be effected. If, on the Additional Closing Date, any U.S. Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than 10% of the aggregate number of Additional Shares to be purchased, the non-defaulting U.S. Underwriters shall have the option to (i) terminate their obligation hereunder to purchase Additional Shares or (ii) purchase not less than the number of Additional Shares that such non-defaulting U.S. Underwriters would have been obligated to purchase in the absence of such default. Nothing contained in the Underwriting Agreement shall relieve any defaulting

Underwriter of its liability, if any, to the Company and any nondefaulting Underwriter for damages occasioned by its default thereunder.


         8.      Notices.

                 All communications under the Underwriting Agreement will be effective only on receipt, and, if sent to the Managers, will be mailed, delivered, telegraphed or telecopied and confirmed to them, at the address, or telephoned to them at the number, specified in the Underwriting Agreement and to Sidley & Austin, One First National Plaza, Chicago, Illinois 60603, attention: Wilbur C. Delp, Jr.; or, if sent to the Company, will be mailed, delivered, telegraphed or telecopied and confirmed to it at Central and South West Corporation, 1616 Woodall Rodgers Freeway, Dallas, Texas 75202, attention of the Treasurer and to Milbank, Tweed, Hadley & McCloy, 1 Chase Manhattan Plaza, New York, New York 10005, attention Robert B. Williams, Esq.

         9.      Successors.

               The Underwriting Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 5 of the Underwriting Agreement, and no other person will have any right or obligation hereunder and no other person (including a purchaser, as a purchaser, from any Underwriter of any of the Offered Securities) shall acquire or have any rights under or by virtue of the Underwriting Agreement.

         10.     Governing Law.

               The Underwriting Agreement shall be governed by and construed in accordance with the laws of the State of New York.

                                                                       Exhibit A

              Form of Opinion to be provided by Sidley & Austin




 Morgan Stanley & Co.                         Morgan Stanley & Co.
   Incorporated                                International Limited
 CS First Boston Corporation                  CS First Boston Limited
 Dean Witter Reynolds Inc.                    Dean Witter International Ltd.
 Goldman, Sachs & Co.                         Goldman Sachs International
 Smith Barney Inc.                            Smith Barney Inc.
   As Representatives of the                    As Representatives of the
   Several U.S. Underwriters                    Several International
 c/o Morgan Stanley & Co.                       Underwriters
   Incorporated                               c/o Morgan Stanley & Co.
 1585 Broadway                                  Incorporated
 New York, New York 10036                     1585 Broadway
                                              New York, New York 10036


                 Re:      Central and South West Corporation
                          13,500,000 Shares of Common Stock,
                          $3.50 par value

Ladies and Gentlemen:

                 We address this opinion to you individually and as Representatives of the Underwriters (the "Underwriters") named in Schedules I and II to the Underwriting Agreement dated February 21, 1996 (the "Underwriting Agreement") between you, as such Representatives, and Central and South West Corporation, a Delaware corporation (the "Company"), with respect to the offer and sale pursuant thereto of 13,500,000 shares (the "Offered Securities") of the Company's Common Stock, $3.50 par value (the "Common Stock"). Capitalized terms not defined herein have the meanings specified in the Underwriting Agreement.

                 As counsel for the Underwriters, we have, among other things, participated with officers and representatives of the

Morgan Stanley & Co. Incorporated
February 27, 1996
Page 2


Company, including its counsel and independent public accountants, and representatives of the Underwriters in the preparation of (i) the Company's Registration Statement on Form S-3 (Registration No. 333-00343) filed on
January 22, 1996 with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act"), which registration statement became effective on January 31, 1996 ("Registration Statement No. 333-00343"); (ii) the Company's Registration Statement on Form
S-3 (Registration No. 333-01115) filed on Febrary 21, 1996 with the Commission pursuant to Rule 424(b) of the Securities Act, which registration statement became effective upon filing with the Commission ("Registration Statement No. 333-01115) (such registration statements, including all materials incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act at the date hereof (the "Incorporated Documents"), being hereinafter collectively called the "Registration Statements"); and (iii) the Company's
U.S. Prospectus Supplement and International Prospectus Supplement, each dated February 21, 1996 and filed with the SEC on February 22, 1996 (collectively, the "Prospectus Supplement"), relating to the Prospectus dated February 21, 1996 included in the Registration Statements (collectively, including the Incorporated Documents and the Prospectus Supplement, being hereinafter called the "Final Prospectus"), which is the form of final prospectus relating to the Offered Securities first filed with the SEC pursuant to Rule 424(b) under the Securities Act.

                 Pursuant to the requirement of Section 4(c) of the Underwriting Agreement, this will advise you that in the opinion of the undersigned:

                 1. The certificates for the Offered Securities are in due and proper form; and the Offered Securities, when certificates therefor have been duly executed, countersigned and registered and delivered to and paid for by the Underwriters in accordance with the terms of the Underwriting Agreement, will constitute shares of Common Stock which have been duly authorized and validly issued, are fully paid and non-assessable and have not been issued in violation of the preemptive rights of any stockholder of the Company.

                 2. The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

                 3. The Registration Statements have become effective under the Securities Act; and, to our knowledge, no stop

Morgan Stanley & Co. Incorporated
February 27, 1996
Page 3


         order suspending the effectiveness of either of the Registration Statements has been issued and no proceeding for such purpose has been instituted or threatened by the SEC.

                 4. The order of the SEC, dated September 27, 1995, in File No. 70-8423, under the Public Utility Holding Company Act of 1935, as amended, relating to the offer and sale of the Offered Securities by the Company (being the order of the SEC referred to in subsection (c) of Section 1 of the Underwriting Agreement) has been entered and, to our knowledge, is still in full force and effect. Except for such order and the order of the SEC with respect to the effectiveness of the Registration Statement No. 333-00343 referred to in paragraph 3 above, no other approval, authorization, consent, certificate or order of any commission or regulatory authority of the United States of America is necessary with respect to the issuance and sale of the Offered Securities by the Company as contemplated by the Underwriting Agreement and the Final Prospectus.

                 5. Each of the Registration Statements, at the time that it became effective, and the Final Prospectus, as of the date of the Prospectus Supplement (in each case, other than the Incorporated Documents and other than financial statements, financial data, statistical data and supporting schedules included or incorporated by reference therein, as to which we express no opinion), complied as to form, in all material respects, to the requirements of the Securities Act and to the rules and regulations of the SEC thereunder.

                 6. The Common Stock (including the Offered Securities) conforms in all material respects to the description thereof contained in the Registration Statements.


                 In the course of the preparation of the Registration Statements and the Final Prospectus, we have considered the information set forth therein in light of the matters required to be set forth therein and, as noted above, we have participated in conferences with your representatives and officers and representatives of the Company, including its counsel and

Morgan Stanley & Co. Incorporated
February 27, 1996
Page 4


independent public accountants, during the course of which the contents of the Registration Statements and the Final Prospectus and related matters were discussed. Except as otherwise expressly stated herein, we have not independently checked the accuracy or completeness of, or otherwise verified, and accordingly are not passing upon, and do not assume responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statements or the Final Prospectus; and we have relied as to materiality, to a large extent, upon the judgment of officers and representatives of the Company. However, as a result of such consideration and participation, nothing has come to our attention that causes us to believe that either of the Registration Statements (other than the financial statements, financial data, statistical data and supporting schedules included or incorporated by reference therein, as to which we express no belief), at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Final Prospectus (other than the financial statements, financial data, statistical data and supporting schedules included or incorporated by reference therein, as to which we express no belief), as of the date hereof, includes an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                 For the purpose of rendering the foregoing opinions, we have relied, as to various questions of fact material to such opinions, upon the representations made in the Underwriting Agreement and upon certificates of officers of the Company. We also have examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and other statements of government officials and other instruments, have examined such questions of law and have satisfied ourselves as to such matters of fact as we have considered relevant and necessary as a basis for this opinion. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons and the conformity with the original documents of any copies thereof submitted to us for our examination.

Morgan Stanley & Co. Incorporated
February 27, 1996
Page 5


                 This opinion is limited to the General Corporation Law of the State of Delaware, the federal laws of the United States of America and the laws of the State of New York.

                 This opinion is being delivered solely for the benefit of the persons to whom it is addressed; accordingly, it may not be quoted, filed with any governmental authority or other regulatory agency or otherwise circulated or utilized for any other purpose without prior written consent.

                                        Very truly yours,

                                                                       EXHIBIT B


       Form of Opinion to be provided by Milbank, Tweed, Hadley & McCloy


Morgan Stanley & Co. Incorporated
CS First Boston Corporation
Dean Witter Reynolds Inc.
Goldman, Sachs & Co.
Smith Barney Inc.
  As Representatives of the several U.S.
  Underwriters named in the Underwriting Agreement,
  (the "Underwriting Agreement") dated February 21,
  1996, with Central and South West Corporation
Morgan Stanley & Co. International Limited
CS First Boston Limited
Dean Witter International Ltd.
Goldman Sachs International
Smith Barney Inc.
  As Representatives of the several
  International Underwriters named
  in the Underwriting Agreement
c/o Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York  10036


           Re:   Central and South West Corporation
                 13,500,000 Shares of Common Stock,
                 $3.50 par value

Ladies and Gentlemen:

                 We have acted as special counsel for Central and South West Corporation, a Delaware corporation (the "Company"), in connection with the purchase by you, severally, from the Company, pursuant to the above-mentioned Underwriting Agreement (the "Underwriting Agreement"), of 13,500,000 shares of common stock, par value $3.50 per share (the "Offered Securities"), of the Company.

                 We have examined originals, or copies certified to our satisfaction, of all such corporate records of the Company, indentures, agreements and other instruments, certificates of public officials, certificates of officers and representatives of the Company and other documents as we have deemed it necessary to require as a basis for the opinions hereinafter expressed. In our examination we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies and the authenticity of the originals of such latter documents. As to various questions of fact material to such opinions we have, when relevant facts were not independently established, relied upon certifications by officers of the Company and other appropriate persons and statements contained in the Registration Statements hereinafter mentioned.

                 In addition, we attended the closing held today at our offices during the course of which the Company delivered the Offered Securities to your representative at the office of The Depository Trust Company, 55 Water Street, New York, New York, for your several accounts, in accordance with the Underwriting Agreement, against payment therefor.

                 Based upon the foregoing, and having regard to legal considerations which we deem relevant, we are of the opinion that:

                 1. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own its own property and conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of its property requires such qualification, except to the extent such failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                 2. The authorized capital stock of the Company conforms in all material respects as to legal matters to the description thereof contained in the Prospectus.

                 3. The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

                 4. The Offered Securities have been duly and validly authorized by all necessary corporate proceedings, and, when issued and delivered in accordance with the terms of the Underwriting Agreement, the Offered Securities will be validly issued, fully paid and non-assessable and have the rights set forth in the Company's Second Restated Certificate of Incorporation (the "Charter").

                 5. The Offered Securities conform in all material respects to the description thereof contained in the Prospectus (the "Prospectus") dated February 21, 1996, as amended and supplemented by the Prospectus Supplement dated February 21, 1996, relating to the Common Stock, including all documents incorporated by reference therein pursuant to the requirements of Form S-3 under the Securities Act of 1933, as amended (the "Securities Act").

                 6. The issuance of the Offered Securities pursuant to the Underwriting Agreement is not subject to preemptive or other similar rights arising under the General Corporation Law of the State of Delaware or under the Charter or Bylaws of the Company.

                 7. The execution and delivery by the Company of, and the performance by the Company of its obligations under, the Underwriting Agreement will not result in a breach of any provision of the Charter or Bylaws of the Company or, to our knowledge, any agreement or instrument to which the Company or any of Central Power and Light Company, Public Service Company of Oklahoma, Southwestern Electric Power Company, West Texas Utilities Company and Transok, Inc. (collectively, the "Operating Companies") is a party that is material to the Company and its subsidiaries, taken as a whole, or, to our knowledge, result in a violation of any provision of applicable law (provided that no opinion is expressed with respect to the indemnification provisions in the Underwriting Agreement insofar as public policy considerations may affect the performance thereof) or any judgment, decree or order applicable to the Company of any Federal governmental body, agency or court having jurisdiction over the Company or the Operating Companies.

                 8. The order of the Securities and Exchange Commission (the "Commission"), dated September 27, 1995, in File No. 70-8423, under the Public Utility Holding Company Act of 1935, as amended, relating to the offer and sale of the Offered Securities (being the order of the Commission referred to in subsection (c) of Section 1 of the Underwriting Agreement) has been duly entered and, to the knowledge of such counsel, is in full force and effect. No further approval, authorization, consent, certificate or order of any Federal governmental body or regulatory authority is necessary in connection with the issuance and sale of the Offered Securities by the Company as contemplated by the Underwriting Agreement and the Prospectus except the registration under the Securities Act.

                9. The registration statement on Form S-3 (File No. 333-00343) and the registration statement on Form S-3 (File No. 333-01115) (including all documents incorporated by reference therein pursuant to the requirements of Form S-3 under the Securities Act collectively, the "Registration Statements") with respect to the Offered Securities filed with the Commission pursuant to the Securities Act have become effective and, to our knowledge, no stop order suspending the effectiveness of either or both of the Registration Statements, has been issued and no proceedings for such purpose have been instituted or are pending under the Securities Act. Any required filing of the Prospectus pursuant to Rule 424(b) under the Securities Act has been made within the time period required by Rule 424(b). The Prospectus including all documents incorporated by reference pursuant to the requirements of Form S-3 under the Securities Act, constituting a part thereof, may lawfully be used for the purposes specified in the Securities Act in connection with the offer and sale of the Offered Securities in the manner therein specified.

                10. Each of the Registration Statements and the Prospectus (other than financial statements and related schedules and other financial and statistical data included or incorporated by reference therein or omitted therefrom, as to which we express no opinion) as of their respective effective or issue dates appear on their face to be appropriately responsive in all material respects relevant to the offering of the Offered Securities to the requirements of the Securities Act (or, where appropriate, the Securities Exchange Act of 1934, as amended (the "Exchange Act")) and to the applicable rules and regulations of the Commission under each such statute.

                 11. All outstanding shares of common stock of the Operating Companies are owned directly by the Company, free and clear of any liens and encumbrances.

                 12. To our knowledge, there are no legal or governmental proceedings pending or threatened to which the Company or any Operating Company is a party which are required to be disclosed in the Prospectus, other than those disclosed therein; and, to our knowledge, there are no contracts or documents that are required to be described in either of the Registration Statements or the Prospectus or to be filed as exhibits to the Registration Statement that are not so described therein or filed therewith.

                 13. The statements under the caption "Description of Common Stock" in the Prospectus, in so far as such statements constitute summaries of legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings, and fairly summarize the matters referred to therein in all material respects.

                 14. The statements under the caption "Certain United States Federal Income Tax Consequences For Non-United States Holders of Common Stock" in the Prospectus, in so far as the statements address matters of law or legal conclusions, are correct in all material respects.

                 The Registration Statements were filed on Form S-3 under the Securities Act and, accordingly, the Prospectus does not necessarily contain a current description of the Company's business and affairs since Form S-3 provides for the incorporation by reference of certain documents filed with the Commission which contain descriptions as of various dates. We participated in the preparation of the Registration Statements and Prospectus and we have reviewed certain documents filed by the Company under the Exchange Act, which are incorporated by reference in the Prospectus (such documents listed in the Prospectus as being incorporated by reference are herein called the "Incorporated Documents"). Although we have not independently verified the accuracy, completeness or fairness of the statements contained therein or in the Incorporated Documents, none of the foregoing disclosed to us any information which gave us reason to believe that the Registration Statements and the Incorporated Documents, considered as a whole on the effective date of each of the Registration

Statements, contained or contain any untrue statement of a material fact or omitted or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or that the Prospectus and the Incorporated Documents, considered as a whole on the date hereof, contained or contain any untrue statement of a material fact or omitted or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. Except as set forth in paragraphs (x), (xii), (xiii) and (xiv) above, we express no opinion as to any document filed by the Company under the Exchange Act, whether prior or subsequent to such effective date, except to the extent that such documents are Incorporated Documents read together with the Registration Statements or the Prospectus and considered as a whole, nor do we express any opinion as to the operating statistics, financial statements or other financial data included in or omitted from, or incorporated by reference in, the Registration Statements, the Prospectus or the Incorporated Documents.

                 In rendering the opinions hereinabove expressed, we have relied, with your permission, upon the opinions of even date hereof, delivered to you concurrently herewith, of Messrs. Vinson & Elkins, L.L.P., Doerner, Saunders, Daniel & Anderson, Wilkinson, Carmody, Gilliam & Hussey, Wagstaff, Alvis, Stubbeman, Seamster & Longacre, L.L.P. and Richard Zieren, Esq., to be delivered pursuant to Section 4(e) of the Underwriting Agreement, and the opinions of Friday, Eldredge & Clark, Rainey, Ross,

Rice & Binns, and Coghlan, Crowson, Fitzpatrick & Westbrook, to be delivered pursuant to Section 4(f) of the Underwriting Agreement, and as to such opinions, the opinions hereinabove expressed are subject to all qualifications, limitations, assumptions and reliances, and other considerations, therein set forth.

                 We do not express any opinion as to matters governed by any laws other than the laws of the State of New York, the corporate law of the State of Delaware, the Federal laws of the United States of America and, to the extent the opinions referred to in the preceding paragraph cover matters governed by the laws of the States of Texas, Oklahoma, Louisiana and Arkansas and solely in reliance on said opinions of said counsels for the Company, the laws of the States of Texas, Oklahoma, Louisiana and Arkansas.

                                        Very truly yours,

                                                                       EXHIBIT C

                      Opinions of Vinson & Elkins L.L.P.,
                     Doerner, Saunders, Daniel & Anderson,
                     Wilkinson, Carmody, Gilliam & Hussey,
 Wagstaff, Alvis, Stubbeman, Seamster & Longacre, L.L.P., and Richard Zieren,
                                     Esq.


                 The opinions of Vinson & Elkins L.L.P., Doerner, Saunders, Daniel & Anderson, Wilkinson, Carmody, Gilliam & Hussey, Wagstaff, Alvis, Stubbeman, Seamster & Longacre, L.L.P., and Richard Zieren, Esq., counsel and General Counsel, respectively, for Central Power and Light Company, Public Service Company of Oklahoma, Southwestern Electric Power Company, West Texas Utilities Company and Transok, Inc. (each, a "Subsidiary), to be delivered pursuant to Section 4(e) shall, with respect to the respective Subsidiary, be substantially to the effect that:

                 (i) the Subsidiary has been duly incorporated and is validly existing as a corporation in good standing under the laws of the state in which it is incorporated; the Subsidiary has the corporate power and authority to own its property and conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Subsidiary;

                (ii) the Subsidiary has the legal right to operate as a public utility (or, in the case of Transok, Inc., as an intrastate natural gas transmission pipeline) in the states in which it operates, respectively;

               (iii) except as may be set forth in the Prospectus, to the knowledge of such counsel, there are no legal or governmental proceedings pending or threatened to which the Subsidiary is a party or its property is the subject and which might reasonably be expected to materially and adversely affect the condition (financial and otherwise), results of operations or properties of the Subsidiary;

                (iv) no approval, authorization, consent, certificate or order of any state governmental body or regulatory authority is necessary in connection with the issuance and sale of the Offered Securities by the Company as contemplated by the Underwriting Agreement and the Prospectus except such as may be required by applicable state securities or Blue Sky laws in connection with the offer and sale of the Offered Securities; and

                 (v) the execution and delivery by the Company of, and the performance by the Company of its obligations under, the Underwriting Agreement will not result in a breach of any provision of the charter or by-laws of the Subsidiary or, to the knowledge of such counsel, any agreement or instrument to which the Subsidiary is a party that is material to the Subsidiary, or, to the knowledge of such counsel, result in a violation of any provision of applicable law (provided that no opinion need be expressed with respect to the indemnification provision in the Underwriting Agreement insofar as public policy considerations may affect the performance thereof) or any judgment, decree or order applicable to the Subsidiary of any governmental body, agency or court having jurisdiction over the Subsidiary.

                                                                       EXHIBIT D

                     Opinions of Friday, Eldredge & Clark,
                        Rainey, Ross, Rice & Binns, and
                   Coghlan, Crowson, Fitzpatrick & Westbrook

                 The opinions of Friday, Eldredge & Clark, Rainey, Ross, Rice & Binns, and Coghlan, Crowson, Fitzpatrick & Westbrook, counsel for Southwestern Electric Power Company ("SWEPCO") in the States of Arkansas, Oklahoma and Texas, respectively, to be delivered pursuant to Section 4(f) shall be substantially to the effect that:

              (i) SWEPCO has the legal right to operate as a public utility in the states in which it operates;

             (ii) except as may be set forth in the Prospectus, to the knowledge of such counsel, there are no legal proceedings pending or threatened to which SWEPCO is a party or its property is the subject and which might reasonably be expected to materially and adversely affect the condition (financial and otherwise), results of operations or properties of SWEPCO;

            (iii) no approval, authorization, consent, certificate or order of any governmental body or regulatory authority of [list respective state] is necessary in connection with the issuance and sale of the Offered Securities by the Company as contemplated by the Underwriting Agreement and the Prospectus except such as may be required by applicable state securities or Blue Sky laws in connection with the offer and sale of the Offered Securities; and

             (iv) the execution and delivery by the Company of, and the performance by the Company of its obligations under, the Underwriting Agreement will not result in a breach of any provision of the charter or by-laws of SWEPCO or, to the knowledge of such counsel, any agreement or instrument to which SWEPCO is a party that is material to SWEPCO, or, to the knowledge of such counsel, result in a violation of any provision of applicable law (provided that no opinion need be expressed with respect to the indemnification provision in the Underwriting Agreement insofar as public policy considerations may affect the performance thereof) or any judgment, decree or order applicable to SWEPCO of any governmental body, agency or court having jurisdiction over SWEPCO.

                                                                       Exhibit E


                           Form of Lock-up Agreement

                                                           _______________, 1996

Morgan Stanley & Co. Incorporated
CS First Boston Corporation
Dean Witter Reynolds Inc.
Goldman, Sachs & Co.
Smith Barney Inc.
c/o Morgan Stanley & Co. Incorporated
1585 Broadway
New York, NY  10036


Dear Sirs:

                 The undersigned understands that you, as Managers of the several Underwriters, propose to enter into an Underwriting Agreement with Central and South West Corporation, a Delaware corporation (the "Company") providing for the public offering (the "Public Offering") by the several Underwriters, including yourselves, of 13,500,000 shares (the "Shares") of the Common Stock, par value $3.50 per share of the Company (the "Common Stock").

                 In consideration of the Underwriters' agreement to purchase and make the Public Offering of the Shares, and for other good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of Morgan Stanley & Co. Incorporated on behalf of the Underwriters, which consent will not be unreasonably withheld, it will not, during the period ending 90 days after the date of the Prospectus (as defined in the Underwriting Agreement), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (whether such shares or any such securities are now owned by the undersigned or are hereafter acquired), or (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. Notwithstanding the preceding sentence, the undersigned may make bona fide gifts of Common Stock, provided that, any donee receiving such a gift agrees to be bound by the terms of this agreement. In addition, the undersigned agrees that, without the prior written consent of Morgan Stanley & Co. Incorporated on behalf of the Underwriters, it will not, during the period ending 90 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock.


                                        Very truly yours,



                                        ----------------------------------------
                                        (Name)


                                        ----------------------------------------
                                        (Address)


Accepted as of the date
first set forth above:

MORGAN STANLEY & CO. INCORPORATED,
  on behalf of the Managers


By:
   -------------------------------